UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

SPX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (IRS Employer Identification No.)

13320-A Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (980) 474-3700
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SPXC	New York Stock Exchange

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the SPX Corporation (the “Company”) 2019 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 9, 2019, the Company’s stockholders voted to approve the Company’s 2019 Stock Compensation Plan (the “2019 Plan”). The 2019 Plan, upon such approval, became effective as of May 9, 2019.

The 2019 Plan replaced the Company’s 2002 Stock Compensation Plan (the “2002 Plan”). The maximum number of shares of common stock that may be issued under the 2019 Plan is the sum of 4,900,000 plus any shares underlying any outstanding award granted under the 2002 Plan that, following the effective date, expire, or are terminated, surrendered or forfeited for any reason without issuance of such shares, as calculated pursuant to the terms of the 2019 Plan, and subject to adjustment as set forth in the 2019 Plan. Awards may be granted under the 2019 Plan until May 9, 2029, the tenth anniversary of the 2019 Plan’s effective date, unless the 2019 Plan is terminated earlier in accordance with its terms.

Additional details regarding the 2019 Plan are contained in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 28, 2019 (the “2019 Proxy Statement”) under the heading “Proposal No. 3: Approval of SPX Corporation 2019 Stock Compensation Plan.” The above description of the 2019 Plan is not complete and is qualified in its entirety by reference to the full text of the 2019 Plan, which is appended to the 2019 Proxy Statement as Appendix A and incorporated by reference herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the proposals listed below were submitted to a vote of the stockholders through the solicitation of proxies. The proposals are described in the 2019 Proxy Statement. The voting results for each proposal are set forth below.

As of the record date for the Annual Meeting, there were 43,864,354 shares of common stock outstanding and entitled to vote on each matter presented at the Annual Meeting. At the Annual Meeting, 39,980,535 shares of common stock, or approximately 91% of the outstanding shares of common stock entitled to vote, were represented in person or by proxy.

Proposal 1: The Company’s stockholders elected the following nominees named in the 2019 Proxy Statement to serve as directors until the 2022 Annual Meeting of Stockholders or until a successor is duly elected and qualified. The results of the vote were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Eugene J. Lowe, III	36,989,509	191,305	135,675	2,664,046
Patrick J. O’Leary	35,949,014	1,219,844	147,631	2,664,046
David A. Roberts	36,664,206	501,492	150,791	2,664,046

Proposal 2: The Company’s stockholders approved the Company’s named executive officers’ compensation, on a non-binding advisory basis. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
35,180,569	1,932,830	203,090	2,664,046

Proposal 3: The Company’s stockholders approved the 2019 Plan. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
34,147,347	3,024,171	144,971	2,664,046

Proposal 4: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
39,516,943	340,070	123,522	–

Item 8.01.    Other Events.

On May 10, 2019, the Compensation Committee of the Company’s Board of Directors approved new forms of equity award agreements under the 2019 Plan, under which future equity awards to the Company’s directors and officers will be made. The form agreements are attached hereto as exhibits 10.2 through 10.6, respectively. The Company anticipates first using these forms, as applicable, in connection with 2019 director grants and 2020 officer grants.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1
SPX Corporation 2019 Stock Compensation Plan, incorporated herein by reference to Appendix A of our definitive proxy statement for our 2019 Annual Meeting of Stockholders, filed March 28, 2019 (file no. 1-6948).

10.2*	Form of Performance-Based Restricted Stock Unit Agreement under the SPX Corporation 2019 Stock Compensation Plan.
10.3*	Form of Time-Based Restricted Stock Unit Agreement under the SPX Corporation 2019 Stock Compensation Plan.
10.4*	Form of Cash-Settled Performance Unit Agreement under the SPX Corporation 2019 Stock Compensation Plan.
10.5*	Form of Stock Option Agreement under the SPX Corporation 2019 Stock Compensation Plan.
10.6*	Form of Time-Based Restricted Stock Unit Agreement for Non-Employee Directors under the SPX Corporation 2019 Stock Compensation Plan.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION
(Registrant)

Date: May 10, 2019	By:	/s/ John W. Nurkin
John W. Nurkin
Vice President, General Counsel and Secretary